Exhibit 99.2

Yorkville International Capital Corp. Announces Closing of $230,000,000 Initial Public Offering

Mountainside, NJ, June 17, 2026 -- Yorkville International Capital Corp. (the “Company”) announced today that it closed its initial public offering of 23,000,000 units, including the issuance of 3,000,000 units as result of the underwriters' exercise of their over-allotment option in full, at $10.00 per unit. The gross proceeds from the offering were $230 million before deducting underwriting discounts and estimated offering expenses. The units began trading on the Global Market tier of The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "YICCU" on June 16, 2026.

Each unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share of the Company at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols "YICC" and "YICCW," respectively.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“CCM”), acted as the sole book-running manager in the offering.

A registration statement on Form S-1 (333-295912) relating to these securities sold in the initial public offering has been filed with the Securities and Exchange Commission (“SEC”) and was declared effective on June 15, 2026. The offering was made by means of a prospectus. Copies of the prospectus may be obtained from CCM, Attn: Cohen & Company Capital Markets, 3 Columbus Circle, 24th floor, New York, NY 10019, by email at capitalmarkets@cohencm.com, or from the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Yorkville International Capital Corp.

The Company is a blank check company incorporated in the Cayman Islands as an exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination. While the Company may pursue a business combination target in any business, sector or geographic location, it intends to focus its search on established businesses operating in emerging markets, with a particular emphasis on Latin America and Venezuela.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the registration statement and related final prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, www.sec.gov.

Contact Information:

Yorkville International Capital Corp.

1012 Springfield Avenue

Mountainside, New Jersey 07092

Kevin McGurn

Chief Executive Officer

Phone : (201) 985-8300

Email : kevin@yorkvilleac.com